SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PHARMACYCLICS, INC.
 (Name of Registrant as Specified in its Charter)

__________________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PHARMACYCLICS, INC.

995 East Arques Avenue
Sunnyvale, California 94085

December 11, 2002

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Pharmacyclics, Inc. (the "Company"), which will be held at 12:00 P.M. on Wednesday, December 11, 2002 at the Four Points by Sheraton, Sunnyvale, 1250 Lakeside Drive, Sunnyvale, California 94085.

At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

  the election of six (6) directors to serve until the 2003 annual meeting or until their successors are elected and qualified;

  the amendment of the Company's Employee Stock Purchase Plan (the "Purchase Plan") in order to increase the total number of shares of common stock authorized for issuance over the term of the Purchase Plan by an additional 200,000 shares; and

  the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 30, 2003.

The enclosed Notice of Annual Meeting of Stockholders and Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

After reading the Proxy Statement, please mark, date, sign and return promptly the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

Copies of the Pharmacyclics, Inc. 2002 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 2002 are also enclosed.

We look forward to seeing you at the Annual Meeting.

Sincerely, Richard A. Miller, M.D. President and Chief Executive Officer

IMPORTANT

Please mark, date, sign and return the enclosed proxy promptly in the accompanying postage-paid return envelope so that your shares may be voted if you are unable to attend the Annual Meeting.

PHARMACYCLICS, INC.

_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

December 11, 2002

TO THE STOCKHOLDERS OF PHARMACYCLICS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Pharmacyclics, Inc., a Delaware corporation (the "Company"), will be held at 12:00 P.M. local time on Wednesday, December 11, 2002, at the Four Points by Sheraton, Sunnyvale, 1250 Lakeside Drive, Sunnyvale, California 94085, for the following purposes:

  To elect six (6) directors to serve until the 2003 annual meeting or until their successors are elected and qualified;

  To amend the Company's Employee Stock Purchase Plan (the "Purchase Plan") in order to increase the total number of shares of common stock authorized for issuance over the term of the Purchase Plan by an additional 200,000 shares;

  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending June 30, 2003; and

  To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on October 18, 2002 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's principal executive offices at 995 East Arques Avenue, Sunnyvale, California 94085, for a period of ten (10) days immediately prior to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

Sincerely, Cynthia J. Ladd Secretary

Sunnyvale, California
November 1, 2002

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

PHARMACYCLICS, INC.
995 East Arques Avenue
Sunnyvale, California 94085

_______________

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held on December 11, 2002

_______________

GENERAL INFORMATION FOR STOCKHOLDERS

The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors (the "Board") of Pharmacyclics, Inc., a Delaware corporation (the "Company"), for use at the 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 12:00 P.M. on December 11, 2002, at the Four Points by Sheraton, Sunnyvale, 1250 Lakeside Drive, Sunnyvale, California 94085 and at any adjournment thereof.

This Proxy Statement and the accompanying form of Proxy was first mailed to all stockholders entitled to vote at the Annual Meeting on or about November 1, 2002.

The Company's principal executive offices are located at 995 East Arques Avenue, Sunnyvale, California 94085. Its telephone number is (408) 774-0330.

Record Date and Voting

Stockholders of record at the close of business on October 18, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 16,190,230 shares of the Company's common stock (the "Common Stock") outstanding and entitled to vote. No shares of the Company's preferred stock are outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Stockholders may not cumulate votes in the election of directors. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted IN FAVOR OF each of management's nominees for director and IN FAVOR OF the approval of each of the proposals described in the Notice of Annual Meeting of Stockholders and in this Proxy Statement.

Abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of Votes Cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as an amendment to a plan).

Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Leiv Lea, Vice President, Finance and Administration and Chief Financial Officer, in writing at 995 East Arques Avenue, Sunnyvale, California 94085 or by telephone at (408) 774-0330. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by December 4, 2002.

Revocability of Proxies

Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to the meeting by filing with the Secretary of the Company at its principal executive offices at 995 East Arques Avenue, Sunnyvale, California 94085, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation

The Company will bear the entire cost of this solicitation, including the preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company has engaged Innisfree M&A Incorporated ("Innisfree") to provide routine advice and services for Proxy solicitation. Innisfree will receive approximately $50,000 from the Company for such advice and services. To assure that a quorum will be present in person or by proxy at the Annual Meeting, it may be necessary for Innisfree, certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person. Except with respect to Innisfree, the Company will not compensate such individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

IMPORTANT

Please mark, date, sign and return the enclosed Proxy in the accompanying postage-prepaid envelope as soon as possible, so that your shares may be voted if you are unable to attend the Annual Meeting.

The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2002 (the "Annual Report") and the Annual Report on Form 10-K for the fiscal year ended June 30, 2002, as filed with the Securities and Exchange Commission (the "Form 10-K"), have been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Neither the Annual Report nor the Form 10-K is considered proxy-soliciting material and neither is incorporated into this Proxy Statement.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE - ELECTION OF DIRECTORS

At the Annual Meeting, a Board of six directors will be elected to serve until the Company's next Annual Meeting or until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal. The independent members of the Board have selected six nominees, all of whom are current directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them IN FAVOR OF each of the nominees named below. The six candidates receiving the highest number of affirmative votes of all the shares entitled to vote at the Annual Meeting will be elected. If any nominee is unable to or declines to serve as a director, the Proxies may be voted for a substitute nominee designated by the current Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

The Board recommends that stockholders vote IN FAVOR OF the election of each of the following nominees to serve as directors of the Company until the next Annual Meeting and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Information with Respect to Director Nominees

Set forth below is information regarding the nominees.

Name	Age	Position(s) with the Company	Director Since
Miles R. Gilburne	51	Director	2000
Loretta M. Itri, M.D.	53	Director	2001
Richard M. Levy, Ph.D.	64	Director	2000
Richard A. Miller, M.D.	51	Director, President and Chief Executive Officer	1991
William R. Rohn	59	Director	2000
Craig C. Taylor	52	Director	1991

Business Experience of Director Nominees

Mr. Gilburne was elected as a Director of the Company in March 2000. Mr. Gilburne has been a managing member of ZG Ventures, a venture capital and investment company, since 2000. From February 1995 through December 1999, he was Senior Vice President, Corporate Development for America Online, Inc., an internet services company. He is currently a member of the board of directors of AOL Time Warner Inc. Prior to joining America Online, Mr. Gilburne was a founding partner of the Silicon Valley office of the law firm of Weil, Gotshal and Manges and a founding partner of the Cole Gilburne Fund, an early stage venture capital fund focused on information technology. Mr. Gilburne received an A.B. degree from Princeton University and a law degree from the Harvard Law School.

Dr. Itri was elected as a Director of the Company in July 2001. Dr. Itri is currently the Executive Vice President, Pharmaceutical Research and Development, and Chief Medical Officer of Genta Incorporated, a biopharmaceutical company which she joined in March 2001. From November 1990 to January 2000, she was Senior Vice President, Worldwide Clinical Affairs, and Chief Medical Officer at Ortho Biotech Inc., a Johnson & Johnson company. Dr. Itri earned her M.D. from New York Medical College, and is Board certified in Internal Medicine. She completed a fellowship in Medical Oncology at Memorial Sloan-Kettering Cancer Center.

Dr. Levy was elected as a Director of the Company in June 2000. He has served as President and Chief Executive Officer and a director of Varian Medical Systems, Inc., a medical equipment company, since April 1999, and as Executive Vice President of Varian Associates, Inc., the predecessor company from which Varian Medical Systems, Inc. was spun out, since 1992. Dr. Levy holds a B.A. degree from Dartmouth College and a Ph.D. in nuclear chemistry from the University of California at Berkeley.

Dr. Miller has served as President, Chief Executive Officer and a Director since he co-founded the company in April 1991. Dr. Miller was a co-founder of IDEC Pharmaceuticals Corporation and from 1984 to February 1992 served as Vice President and a Director. Dr. Miller also is a Clinical Professor of Medicine (Oncology) at Stanford University Medical Center. Dr. Miller received his M.D. from the State University of New York Medical School and is board certified in both Internal Medicine and Medical Oncology.

Mr. Rohn was elected as a Director of the Company in March 2000. He has served as the President and Chief Operating Officer of IDEC Pharmaceuticals Corporation, a biopharmaceutical company, since May 1998. He joined IDEC in August 1993 as Senior Vice President, Commercial and Corporate Development and was appointed Senior Vice President, Commercial Operations in April 1996 and Chief Operating Officer in May 1998. From 1984 to 1993, he was employed by Adria Laboratories, most recently as Senior Vice President of Sales and Marketing. Mr. Rohn is currently a Director of Cerus Corporation. Mr. Rohn received a B.A. in Marketing from Michigan State University.

Mr. Taylor was elected as a Director of the Company in June 1991. Mr. Taylor is a General Partner of AMC Partners 89, L.P., and the General Partner of Asset Management Associates 1989, L.P., a private venture capital partnership. Mr. Taylor has been a General Partner of Alloy Ventures, Inc., a venture management firm which succeeded Asset Management Company, the prior management firm for the Asset Management funds, since 1998. Mr. Taylor had been with Asset Management Company from 1977 to 1998, as General Partner since 1982. Mr. Taylor is a Director of Lynx Therapeutics, Inc. and several private companies. Mr. Taylor holds B.S. and M.S. degrees in Physics from Brown University and an M.B.A. from Stanford University.

There are no family relationships among executive officers or directors of the Company.

Board Meetings and Committees

During the fiscal year ended June 30, 2002, the Board held five meetings. The Company has two standing Committees: an Audit Committee and a Compensation Committee. The Company does not have a standing Nominating Committee, although a majority of the independent directors must approve director nominations.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overview of financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The Audit Committee is also responsible for appointing, compensating and overseeing the work of the Company's independent auditors. The Audit Committee is governed by a written charter adopted by the Board on June 6, 2000. The Audit Committee currently consists of three directors, Dr. Itri and Messrs. Gilburne and Taylor. All of the members of the Audit Committee are independent, as that word is defined by the National Association of Securities Dealers listing standards. The Audit Committee held five meetings during the fiscal year ended June 30, 2002.

The Compensation Committee reviews and approves the Company's general compensation policies, sets compensation levels for the Company's executive officers and administers the Company's 1995 Stock Option Plan and the Company's Employee Stock Purchase Plan. The Compensation Committee currently consists of three directors, Dr. Levy and Messrs. Rohn and Taylor. The Compensation Committee met once during the fiscal year ended June 30, 2002.

During the last fiscal year, none of the directors attended fewer than 75% of the aggregate number of meetings of the Board and meetings of Committees of the Board on which such director serves, which were held during the period that such individual was a member of the Board.

Director Compensation

The non-employee Board members do not receive any cash compensation for their service on the Board or any Committee of the Board. However, Board members are reimbursed for travel expenses incurred in attending Board or Committee meetings.

Under the Company's Non-Employee Directors Stock Option Plan (the "Directors Option Plan"), each new non-employee Board member will automatically be granted an option to purchase 10,000 shares of Common Stock on the date of his or her initial election or appointment to the Board. Furthermore, on the date of each Annual Stockholders Meeting, each individual re-elected as a non-employee Board member will automatically be granted an option to purchase an additional 5,000 shares of Common Stock, provided such individual has served as a Board member for at least six months. The exercise price per share of Common Stock subject to each automatic option grant will be equal to the fair market value per share on the automatic grant date. Each automatic grant will have a term of ten years, subject to earlier termination following the optionee's cessation of Board service. Each automatic grant will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee Board member cease prior to vesting of the shares. Each 10,000-share grant will vest in five equal and successive annual installments over the optionee's period of Board service. Each 5,000-share grant will vest in 12 equal and successive monthly installments over the optionee's period of Board service. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

Messrs. Gilburne, Rohn and Taylor and Dr. Levy each received an option to purchase 5,000 shares on October 31, 2001, the date of the last Annual Meeting of the Company's stockholders, with an exercise price of $21.73 per share. Dr. Itri received an option to purchase 10,000 shares on July 10, 2001, the date of her initial appointment to the Board, with an exercise price of $33.10 per share. The exercise price of options granted to directors represented the fair market value per share of Common Stock on the grant dates.

Nominations for Election to the Board

If a stockholder wishes to nominate a person or persons for election to the Board of Directors at the Company's annual meeting in the year 2003, he or she must give timely notice under Article II, Section 2 of the Company's Bylaws, as summarized in "Deadline for Receipt of Stockholder Proposals." Such notice must contain: (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, by Regulation 14A under the Securities Exchange Act of 1934 (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); (ii) as to such stockholder giving notice, the information required to be provided pursuant to Article II, Section 2 of the Company's Bylaws; and (iii) a written statement executed by such nominee acknowledging that, as a director of the Company, such person will owe a fiduciary duty, under the General Corporation Law of the State of Delaware, exclusively to the Company and its stockholders. In addition, if the stockholder has provided the Company a notice as described above, the stockholder must have delivered a proxy statement and form of proxy to holders of a sufficient number of shares to elect such nominee in order for the nominee to be properly nominated. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Company that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee.

PROPOSAL TWO - APPROVAL OF AMENDMENT TO
THE EMPLOYEE STOCK PURCHASE PLAN

Proposed Amendment

The Company's stockholders are also being asked to approve an amendment to the Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of the Company's Common Stock authorized for issuance under the Purchase Plan by an additional 200,000 shares.

The Purchase Plan is intended to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to operate in compliance with Section 423 of the Internal Revenue Code.

The Board amended the Purchase Plan on September 18, 2002, subject to stockholder approval at the Annual Meeting. The Board believes that it is in the best interests of the Company to continue a program of stock ownership for the Company's employees in order to provide them with a meaningful opportunity to acquire a substantial proprietary interest in the Company and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

The following is a summary of the principal features of the Purchase Plan, as amended through September 18, 2002. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary of the Company at the Company's principal offices in Sunnyvale, California.

Share Reserve

A total of 500,000 shares of Common Stock have been reserved for issuance under the Purchase Plan, inclusive of the 200,000-share increase for which stockholder approval is sought under this Proposal Two. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the class and maximum number of securities issuable under the Purchase Plan, including the class and maximum number of securities issuable per participant on any one purchase date, and (ii) the class and number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

As of September 30, 2002, a total of 131,719 shares had been issued under the Purchase Plan and 168,281 shares were available for future issuance (not including the 200,000 share increase).

Administration

The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, will have full authority to adopt such rules and procedures as it may deem necessary for proper plan administration and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration will be paid by the Company without charge to participants.

Offering Periods and Purchase Periods

The Purchase Plan is comprised of a series of successive offering periods, each with a maximum duration (not to exceed twenty-four (24) months) designated by the Plan Administrator prior to the start date. The current offering period began on November 1, 2001 and will end on October 31, 2003, and the next offering period is scheduled to commence on November 1, 2003.

Shares will be purchased during the offering period at successive semi-annual intervals. Each such interval will constitute a purchase period. Purchase periods under the Purchase Plan will begin on the first business day in May and November each year and end on the last business day in the immediately succeeding October and April, respectively, each year. The current purchase period began on November 1, 2002 and will end on April 30, 2003.

Eligibility

Any individual who customarily works for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any participating affiliate will become eligible to participate in an offering period on the start date of any purchase period (within that offering period) that begins on or after such individual's completion of ninety (90) days of continuous service with the Company or any affiliate. The date such individual enters the offering period will be designated his or her entry date for purposes of that offering period.

Participating affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, that elect, with the approval of the Plan Administrator, to extend the benefits of the Purchase Plan to their eligible employees.

As of September 30, 2002, approximately 133 employees, including eight executive officers, were eligible to participate in the Purchase Plan.

Purchase Provisions

Each participant will be granted a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on his or her entry date into that offering period and will be automatically exercised on the last business day of each purchase period within that offering period on which he or she remains an eligible employee.

Each participant may authorize period payroll deductions in any multiple of 1% of his or her total cash earnings per pay period, up to a maximum of ten percent (10%).

On the last business day of each purchase period, the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase period. However, the maximum number of shares of Common Stock a participant may purchase on any purchase date is 1,000 shares.

Purchase Price

The purchase price per share at which Common Stock will be purchased by the participant on each purchase date within the offering period will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into that offering period or (ii) the fair market value per share of Common Stock on that purchase date. However, for each participant whose entry date is other than the start date of the offering period, the clause (i) amount will not be less than the fair market value per share of Common Stock on the start date of that offering period.

Valuation

The fair market value per share of Common Stock on any relevant date will be deemed equal to the closing selling price per share on such date on the Nasdaq National Market. On September 30, 2002, the closing selling price per share of Common Stock on Nasdaq was $3.00 per share.

Special Limitations

The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

(i) No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company of any of its affiliates; and

(ii) No purchase right granted to a participant may permit such individual to purchase Common Stock at a rate greater than $25,000 worth of such Common Stock (valued at the time such purchase right is granted) for each calendar year the purchase right remains outstanding at any time.

Termination of Purchase Rights

The purchase right will immediately terminate upon the participant's loss of eligible employee status or upon his or her affirmative withdrawal from the offering period. The payroll deductions collected for the purchase period in which the purchase right terminates may, at the participant's election, be immediately refunded or applied to the purchase of Common Stock at the end of that purchase period.

Stockholder Rights

No participant will have any stockholder rights with respect to the shares of Common Stock covered by his or her purchase right until the shares are actually purchased by the participant. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

No purchase right will be assignable or transferable other than in connection with the participant's death and will be exercisable only by the participant during his or her lifetime.

Effect of Acquisition of the Company

Should the Company be acquired by merger or asset sale during an offering period, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into that offering period or (ii) the fair market value per share of Common Stock immediately prior to such acquisition. However, the clause (i) amount will not, for any participant whose entry date for the offering period is other than the start date of that offering period, be less than the fair market value per share of Common Stock on such start date.

Amendment and Termination of the Purchase Plan

The Purchase Plan will terminate upon the earliest to occur of (i) the last business day in October 2005, (ii) the date on which all available shares are issued or (iii) the date on which all outstanding purchase rights are exercised in connection with an acquisition of the Company.

The Board of Directors may at any time alter, suspend or discontinue the Purchase Plan. However, the Board of Directors may not, without stockholder approval, (i) materially increase the number of shares issuable under the Purchase Plan or the number purchasable per participant on any one purchase date, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price, (iii) materially increase the benefits accruing to participants or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

Stock Issuances

The table below shows, as to each of the executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement and the various indicated groups, the following information with respect to transactions under the Purchase Plan effected during the period from July 1, 2001 to September 30, 2002: (i) the number of shares of Common Stock purchased under the Purchase Plan during that period and (ii) the weighted average purchase price paid per share of Common Stock in connection with such purchases.
Name of Individual or Identity of Group and Position	Number of Shares Purchased	Weighted Average Purchase Price	Payroll Deductions as of September 30, 2002
Richard A. Miller, M.D.	946	$5.23	$1,575.03
Marc L. Steuer	---	---	---
Cynthia J. Ladd	---	---	---
Timothy G. Whitten	1,000	5.23	2,100.00
Hugo Madden, Ph.D.	---	---	---
All current executive officers as a group (eight persons)	4,956	$7.93	$6,675.93
All employees as a group (133 persons)	53,213	$8.36	$75,431.38

Stock Issuances Under All Equity Compensation Plans

The table below shows, as of June 30, 2002, information for all equity compensation plans previously approved by stockholders and for all compensation plans not previously approved by stockholders.

EQUITY COMPENSATION PLAN INFORMATION
AS OF JUNE 30, 2002
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2) (c)
Equity compensation plans approved by security holders (1)	4,268,687	$21.82	666,120
Equity compensation plans not approved by security holders	---	---	---
Total	4,268,687	$21.82	666,120

_______
  Excludes the additional 200,000 shares under the Employee Stock Purchase Plan for which stockholder approval is being sought at the Annual Meeting.

  The Company's 1995 Stock Option Plan contains a formula pursuant to which the share reserve under such plan is automatically increased by an amount equal to one percent (1%) of the number of shares of Common Stock outstanding on the last day of each calendar year (not to exceed an annual increase of 500,000 shares), effective on the first day of the next calendar year.

Amended Plan Benefits

As of September 30, 2002, no purchase rights had been granted under the Purchase Plan on the basis of the 200,000-share increase subject to approval under this Proposal Two.

Federal Tax Consequences

The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan that so qualifies, a participant will recognize no taxable income until there is a sale or other disposition of the shares acquired under the Purchase Plan.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the Company's tax year in which such sale or disposition occurs, for the amount taxed as ordinary income to the participant to the extent permitted by Section 162(m) of the Code. Any additional gain or loss on such sale or disposition will be long-term or short-term gain or loss, depending on the holding period.

If the participant sells or disposes of the purchased shares more than two (2) years after his or her entry date into the offering period in which such shares were acquired and more than one (1) one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the excess of the fair market value of the shares on the sale or disposition date over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares on his or her entry date into the offering period (or, if higher, 15% of the fair market value on the first day of the offering period), and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

Net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

The foregoing is only a brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the issuance and exercise of options under the Purchase Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

Accounting Treatment

Under current accounting rules, the issuance of shares of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's operations. However, the Company must disclose, in notes to the Company's financial statements, the pro forma impact that the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the value of those purchase rights treated as compensation expense.

Vote Required and Board Recommendation

The affirmative vote of a majority of the Votes Cast is required for amendment to increase the number of shares issuable under the Purchase Plan by an additional 200,000 shares. If such stockholder approval is not obtained, then the Purchase Plan will continue to remain in effect, and purchase rights may be granted and stock purchases may continue to be made pursuant to the provisions of the plan until the available reserve of Common Stock under the plan as last approved by the stockholders has been issued.

The Board of Directors recommends that the stockholders vote IN FAVOR OF the amendment to the Company's Employee Stock Purchase Plan.

PROPOSAL THREE - RATIFICATION OF SELECTION
OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board has selected the firm of PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending June 30, 2003, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1993. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent accountants is not required by law or the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider its selection. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company and its stockholders.

Audit Fees

Fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the year ended June 30, 2002 and for reviews of the financial statements included in our quarterly reports for that fiscal year were $95,150, of which $23,400 had been billed through June 30, 2002.

Financial Information Systems Design and Implementation Fees

We did not engage PricewaterhouseCoopers LLP to provide advice to us regarding financial information systems design and implementation during fiscal year 2002.

All Other Fees

During the year ended June 30, 2002, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services which were not described in the two foregoing paragraphs, totaled $22,900. These services primarily related to taxation services and a review of filings by the Company on Form S-8.

The Audit Committee has determined that the rendering of the non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the Votes Cast on this proposal is required to ratify the selection of PricewaterhouseCoopers LLP.

The Board recommends that the stockholders vote IN FAVOR OF the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending June 30, 2003.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table sets forth certain compensation earned during the fiscal years ended June 30, 2002, June 30, 2001 and June 30, 2000 for services rendered in all capacities to the Company, by (i) the Company's Chief Executive Officer, and (ii) the four other highest paid executive officers whose salary and bonus for fiscal 2002 were in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Executive Officers." No other executive officers who would otherwise have been includable in such table on the basis of salary and bonus earned for the 2002 fiscal year has been excluded by reason of his or her termination or change in executive status during the year.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary	Other annual compensation	Awards	All Other Compensation
				Securities Underlying Options/SARs
		($)(1)	($)	(#)	($)

Richard A. Miller, M.D.	2002	359,975	-	204,000	-
President and Chief Executive Officer	2001	330,417	-	114,000	-
	2000	300,193	-	75,000	-

Marc L. Steuer (2)	2002	304,191	-	60,000	-
Senior Vice President,	2001	287,714	-	50,000	-
Business Development	2000	261,714	-	40,000	-

Cynthia J. Ladd (3)	2002	266,631	-	80,000	-
Senior Vice President,	2001	252,500	-	50,000	-
General Counsel and Secretary	2000	38,462	-	100,000	-

Timothy Whitten (4)	2002	208,600	150,000 (5)	220,000	-
Senior Vice President, Commercial Operations and Development

Hugo Madden, Ph.D.	2002	212,378	-	80,000	-
Vice President, Chemical Operations	2001	192,086	-	55,000	-
	2000	174,053	-	20,000	-

__________

  Includes amounts earned but not paid during the fiscal year.

  Mr. Steuer was no longer an officer and employee of the Company as of October 1, 2002.

  Ms. Ladd joined the Company in May 2000.

  Mr. Whitten joined the Company in September 2001.

  Additional compensation to Mr. Whitten, $75,000 of which was paid on the completion of his first month of full-time employment, and $75,000 of which was paid on completion of six months of employment.

Stock Option Grants

The following table provides certain information regarding stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2002. Except for the limited stock appreciation rights described in footnote (1) below, no stock appreciation rights were granted during such fiscal year to the Named Executive Officers. The exercise price of all options shown in the table is equal to 100% of the fair market value of the Common Stock on the grant date.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Potential Realizable
Value at Assumed
Annual Rates of
Stock Price
Appreciation
	Individual Grants				for Option Term(5)
	Number of	Percentage of
	Securities	Total	Exercise
	Underlying	Options/SARs	(or Base)
	Options/SARs Granted	Granted to Employees in	Price per Share	Expiration
Name	(#)(1)(2)	Fiscal Year(3)	($/Sh.)(4)	Date	5%	10%
Richard A. Miller, M.D.	120,000 84,000	7.5% 5.2%	$7.39 4.25	2/5/12 6/12/12	$557,704 224,515	$1,413,331 568,966
Marc L. Steuer	20,000 40,000	1.2% 2.5%	$7.39 4.25	2/5/12 6/12/12	$92,951 106,912	$235,555 270,936
Cynthia J. Ladd	40,000 40,000	2.5% 2.5%	$7.39 4.25	2/5/12 6/12/12	$185,901 106,912	$471,110 270,936
Timothy G. Whitten	100,000 (6) 50,000 (7) 30,000 40,000	6.2% 3.1% 1.9% 2.5%	$18.07 18.07 7.39 4.25	9/7/12 9/7/12 2/5/12 6/12/12	$1,136,413 568,206 185,901 106,912	$2,879,893 1,439,946 471,110 270,936
Hugo Madden, Ph.D.	15,000 40,000	0.9% 2.5%	$7.39 4.25	2/5/12 6/12/12	$69,713 106,912	$176,666 270,936

__________

  Each option includes a limited stock appreciation right that allows the optionee to surrender his or her option with such a right in effect for six months, to the extent exercisable for vested shares of Common Stock, upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding securities. In return, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the highest price per share of Common Stock paid in the tender offer less the exercise price payable per share.

  Each option that was granted as a non-qualified option is immediately exercisable for all of the option shares subject to repurchase of the option shares by the issuer at the exercise price upon the optionee's termination of service prior to full vesting. Except for the options granted to Mr. Whitten in September 2002, the repurchase right lapses, and the option vests, in a series of installments over each optionee's period of service with the issuer in a series of 48 monthly equal and successive installments.

  In the event that the Company is acquired by merger or asset sale, each outstanding option that is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full. Any options assumed or replaced in connection with such acquisition will be subject to immediate acceleration, and any unvested shares that do not vest at the time of such acquisition will be subject to full and immediate vesting, in the event the individual's service is subsequently terminated within 18 months following the acquisition. In connection with a hostile change in control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of Board members), the administrator of the plan under which the options were issued will have the discretionary authority to provide for automatic acceleration of outstanding options either at the time of such change in control or upon the subsequent termination of the individual's service. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

  Based on an aggregate of approximately 1,603,600 options/SARs granted to employees of the Company in fiscal 2002 under the 1995 Stock Option Plan.

  The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise price. The Plan Administrator has the discretionary authority to reprice outstanding options under the Option Plan through the cancellation of those options and the grant of replacement options with an exercise price equal to the lower fair market value of the option shares on the regrant date.

  Potential realizable value is based on the assumption that the price per share of Common Stock appreciates at the assumed annual rate of stock appreciation for the option term. The assumed 5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation. There can be no assurance that the assumed 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

  The repurchase right lapses, and the option vests, in a series of installments over the optionee's period of service with the issuer in a series of 36 equal and successive installments measured from September 7, 2003.

  The repurchase right lapses, and the option vests, in a series of installments over the optionee's period of service with the issuer at the rate of 25% in one annual installment and the remaining 75% over 36 equal and successive monthly installments.

Stock Option Exercises and Holdings

The table below sets forth certain information concerning the exercise of options during the fiscal year ended June 30, 2002 by the Named Executive Officers and unexercised options held as of the end of such year by such individuals. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and, except to the extent described in footnote (1) to the Option Grants table above, no stock appreciation rights were held by such individuals at the end of such fiscal year.

AGGREGATED OPTION EXERCISES IN FISCAL 2002
AND 2002 FISCAL YEAR-END OPTION VALUES

	Number of Securities				Number of Securities
	Underlying Unexercised		Value of Unexercised		Underlying Unexercised		Value of Unexercised
	Options at Fiscal		In-the-Money Options		Options at Fiscal		In-the-Money Options
	Year End (1)(2)		at Fiscal Year End (2)(3)		Year End		at Fiscal Year End (3)
Name	Vested	Unvested	Vested	Unvested	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard A. Miller, M.D.	414,625	402,042	$---	$15,960	887,161	46,173	$13,965	$1,995
Marc L. Steuer	299,251	157,083	$64,400	$7,600	420,136	36,198	$68,259	$3,741
Cynthia J. Ladd	50,000	180,000	$---	$7,600	188,531	41,469	$4,750	$2,850
Timothy G. Whitten	2,500	217,500	$---	$7,600	147,864	72,136	$7,600	$---
Hugo Madden, Ph.D.	67,459	157,541	$---	$7,600	183,951	41,049	$4,867	$2,733

________

  Because none of the Named Executive Officers exercised any options during fiscal year 2002, the "Shares Acquired on Exercise" and "Value Realized" columns have been omitted.

  All options included in the two columns under this heading are exercisable immediately.

  Determined by subtracting the exercise price from the market price of the Common Stock on June 30, 2002 ($4.44) and multiplying by the number of shares.

Employment Contracts and Change-in-Control Arrangements

In June 1992, the Company entered into an employment agreement with Richard A. Miller, M.D., which either party may terminate at any time upon 90 days' prior written notice of an intent to terminate. During the fiscal year ended June 30, 2002, Dr. Miller earned $359,975 under the agreement.

In October 1994, the Company entered into an employment agreement with Marc L. Steuer, which was terminated by the Company and Mr. Steuer as of October 1, 2002. During the fiscal year ended June 30, 2002, Mr. Steuer earned $304,191 under the agreement.

In December 1997, the Company entered into an employment agreement with Leiv Lea, the Company's Chief Financial Officer and Vice President, Finance and Administration, which remains in effect unless and until terminated by either the Company or Mr. Lea at any time and for any reason, with or without cause. During the fiscal year ended June 30, 2002, Mr. Lea earned $211,229 under the agreement.

In May 1998, the Company entered into an employment agreement with Hugo Madden, Ph.D., which remains in effect unless and until terminated by either the Company or Dr. Madden at any time and for any reason, with or without cause. During the fiscal year ended June 30, 2002, Dr. Madden earned $212,378 under the agreement.

In March 2000, the Company entered into an employment agreement with Cynthia J. Ladd, which remains in effect unless and until terminated by either the Company or Ms. Ladd at any time and for any reason, with or without cause. During the fiscal year ended June 30, 2002, Ms. Ladd earned $266,631 under the agreement.

In July 2000, the Company entered into an employment agreement with Jon R. Wallace, which was terminated by the Company and Mr. Wallace as of June 14, 2002. During the fiscal year ended June 30, 2002, Mr. Wallace earned $196,781.

In September 2001, the Company entered into an employment agreement with Timothy G. Whitten, which remains in effect unless and until terminated by either the Company or Mr. Whitten at any time and for any reason, with or without cause. During the fiscal year ended June 30, 2002, Mr. Whitten earned $358,600 under the agreement, which included two non-recurring payments in the total amount of $150,000.

The Company has entered into agreements with each of Dr. Miller, Mr. Steuer, Mr. Lea, Dr. Madden, Ms. Ladd and Mr. Whitten, as well as Daniel C. Adelman and Markus F. Renschler, that provide for certain payments and accelerated vesting of the shares of common stock subject to the outstanding options held by each officer under the Company's 1995 Stock Option Plan in the event of certain changes in control of the Company or a subsequent termination of employment. The types of changes in control causing payments to be made and accelerated stock vesting to occur consist of certain mergers or consolidations; the sale, transfer or other disposition of all or substantially all of the Company's assets; and hostile take overs. In the event of such officer's involuntary termination within 36 months following the change in control, the officer will be entitled to receive severance payments for a period of 12 months in an aggregate amount equal to the officer's base salary at the time of termination plus the bonus paid to the officer in the fiscal year preceding the year of termination. The payments will be made in installments over the 12-month period unless the officer elects to receive a lump-sum payment equal to the present value of the installment payments. In addition, in the event of a change in control, all outstanding options held by the officer that would fully vest or become fully exercisable at least 18 months after the change in control will accelerate as follows: 50% of the unvested or unexercisable portion immediately upon the change in control; 25% of the portion unexercisable or unvested at the time of the change in control one year after the change in control (if the officer is then still employed by the Company or its successor); and 25% of the portion unexercisable or unvested at the time of the change in control 18 months after a change in control (if the officer is then still employed by the Company or its successor). All options held by the officer at the time of a change in control that otherwise become fully exercisable or fully vest within 18 months following the change in control will become exercisable and vest in accordance with the following schedule: 50% of the previously unexercisable or unvested portion immediately upon the change in control; the remaining portion will continue to become exercisable and vest in accordance with the exercise/vesting schedule applicable to those options at the time of the change in control. Similarly, any repurchase rights exercisable by the Company with respect to shares of Common Stock held by the officer will lapse depending upon when the repurchase rights would have otherwise lapsed. In the event of the officer's involuntary termination during the 18-month period after the change in control, all previously unexercisable options (including options that did not accelerate at the time of the change in control) will become immediately exercisable and the repurchase rights will lapse as to all shares then held by the officer.

Under the Option Plan, the Plan Administrator has the authority to accelerate outstanding options in the event of certain changes in control of the Company.

Other Compensation

In October 2000, the Company loaned $150,000 to Jon Wallace, Vice President, Quality, for the purchase of a home in connection with his relocation to the San Francisco Bay Area. The loan was interest-free, except that if any amount of the principal was not paid when due, interest was to be charged at the rate of five points above the prime rate charged by Bank of America at the time of default. The loan was secured by a second mortgage on the home, and $50,000 of the loan was due and payable on August 28, 2004. The remainder was to be forgiven on that date. Mr. Wallace's employment with the Company terminated before August 28, 2004, and the full amount of the loan accelerated and became due and payable within 90 days of the date of the termination of his employment. Mr. Wallace paid the loan in full in September 2002. The largest principal amount outstanding under the loan during fiscal year 2002 was $150,000. The imputed interest on this loan is compensatory to Mr. Wallace and amounted to $13,722 in fiscal year 2002.

Board Compensation Committee Report on Executive Compensation

Decisions on compensation matters relating to the Company's President and Chief Executive Officer, Richard A. Miller, and the Company's other executive officers are generally made by the Compensation Committee. The Compensation Committee also administers the Company's 1995 Stock Option Plan (the "Plan") under which grants may be made to executive officers and other key employees. The Compensation Committee has furnished the following report on the compensation established for Dr. Miller and the Company's other executive officers for the fiscal year from July 1, 2001 to June 30, 2002.

In May 2001, the Compensation Committee set the compensation payable to Dr. Miller for the 12-month period ending April 30, 2002. Dr. Miller in turn recommended, subject to the Compensation Committee's review and approval, the compensation to be paid for such 12-month period to the Company's other executive officers. For those executive officers, the Compensation Committee had previously established performance factors to be considered by Dr. Miller in making his recommendations with respect to the compensation level to be in effect for each such officer. Dr. Miller provided the Compensation Committee with his evaluation of the performance of each officer with respect to those factors and his recommendation as to the compensation to be paid to that individual on the basis of such performance. The Compensation Committee reviewed and approved the recommendations of Dr. Miller.

General Compensation Policy. The Compensation Committee's overall policy as to executive compensation is to ensure that an appropriate relationship exists between the total compensation package established for each executive officer and the creation of stockholder value, while at the same time assuring that compensation is sufficiently competitive to motivate and retain key executives. In furtherance of this goal, executive compensation is structured so as to integrate competitive levels of annual base salary with discretionary stock options based upon individual and corporate performance. This annual cash compensation, together with the payment of equity incentives in the form of stock option grants, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

Factors. Since the Company is in the development stage, the use of traditional performance standards (such as profit levels and return on equity) are not appropriate in evaluating the performance of the executive officers. In particular, the unique nature of the biotechnology industry, specifically the absence of revenues and the fact that the Company's stock performance is often more a consequence of larger market forces than of actual Company achievements, makes it impossible to tie performance objectives to standard financial considerations. The primary factors that were considered in establishing the components of each executive officer's compensation package for the 2002 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of strategic performance, for future fiscal years.

Base Salary. When establishing or reviewing base compensation levels for each executive officer, the Committee considers numerous factors, including the qualifications of the executive and his or her level of relevant experience, strategic goals for which the executive has responsibility, specific accomplishments of the executive during the last fiscal year and the compensation levels in effect at companies in the Company's industry that compete with the Company for business and executive talent.

Base salaries are reviewed annually, and adjustments to each executive officer's base salary are made to reflect individual performance and salary increases effected by the peer group companies which are other biotech companies of a comparable size. The peer group companies are not necessarily the same group of companies included in the Nasdaq Pharmaceutical Index used in the performance graph for evaluating the price performance of our common stock. A major objective, accordingly, is to have base salary levels commensurate with those of comparable positions with the peer group companies, given the level of seniority and skills possessed by the executive officer in question and the Committee's assessment of such executive's performance over the year.

Long-Term Incentive Compensation. The Compensation Committee has the authority under the Plan to provide executives and other key employees with equity incentives primarily in the form of stock option grants. Generally, the size of each option grant is set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but there is also taken into account comparable awards made to individuals in similar positions in the industry, as reflected in external surveys, the individual's potential for future responsibility and promotion and the individual's performance in the recent period. The Compensation Committee has also established general guidelines for maintaining the unvested option holdings of each executive officer at a targeted level based upon his or her position with the Company, and option grants are periodically made to maintain the targeted levels. However, the Committee does not strictly adhere to these guidelines, and the relative weight given to each of the foregoing factors varies from individual to individual as the Compensation Committee deems appropriate under the circumstances.

The grants are designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of Common Stock at a fixed price per share (the market price on the grant date) over a specified period (up to ten years). Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price appreciates over the option term. All options currently held by executive officers have an exercise price equal to the fair market value of the Company's Common Stock as of the grant date.

CEO Compensation. In setting the compensation payable for the 2002 fiscal year to the Company's President and Chief Executive Officer, Richard A. Miller, the Committee reviewed a detailed performance evaluation compiled for Dr. Miller. Such review considered Dr. Miller's qualifications, the level of experience brought to his position and gained while in the position, Company goals for which Dr. Miller had responsibility, specific accomplishments to date, and the importance of Dr. Miller's individual achievement in meeting Company goals and objectives set during the prior fiscal year. In addition, the Compensation Committee surveyed the salary levels in effect for chief executive officers at the peer group companies, which were taken into account for comparative compensation purposes for all of the Company's other executive officers.

In determining Dr. Miller's compensation level, the Committee sought to establish a competitive rate of base salary, while at the same time tying a significant percentage of his overall compensation package to individual and Company performance, such as the attainment of certain milestones in the testing of clinical products and Dr. Miller's achievements in recruiting individuals to serve in key positions in the Company. Based on these factors, the Committee increased Dr. Miller's base salary level to $357,500. The level of base salary set for Dr. Miller was in the 44th percentile of the surveyed salary for the peer group companies.

In fiscal 2002, the Company also granted Dr. Miller options to purchase 120,000 shares of the Company's Common Stock under the Plan, at an exercise price of $7.39 per share and 84,000 shares at $4.25. The grants were intended to provide Dr. Miller with a meaningful incentive to continue in the Company's employ and contribute to the Company's financial success, as reflected in the future appreciation in the market price of the Company's Common Stock.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance-based compensation to be paid to the Company's executive officers for the 2002 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance-based compensation to be paid to the Company's executive officers for fiscal 2003 will exceed that limit. The 1995 Stock Option Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of options granted under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation, which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer approach the $1 million level.

The above report is submitted by the Compensation Committee of the Company's Board of Directors.

Richard M. Levy, Ph.D.
William R. Rohn
Craig C. Taylor

Compensation Committee Interlocks and Insider Participation

As of September 30, 2002, the Compensation Committee of the Board was comprised of Dr. Levy and Messrs. Rohn and Taylor, none of whom is an employee or former employee of the Company.

No current executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

Performance Graph

The graph depicted below shows the Company's stock price as an index assuming $100 invested on June 30, 1997 at the then current market price of $15.50 per share, along with the composite prices of companies listed in the Nasdaq Pharmaceutical Index and Nasdaq Total U.S. Stock Market Index (assuming reinvestment of dividends).

	Cumulative Total Return
	6/97	6/98	6/99	6/00	6/01	6/02
Pharmacyclics, Inc.	100.00	153.23	180.65	393.55	218.71	28.65
Nasdaq Stock Market (U.S.)	100.00	131.62	189.31	279.93	151.75	103.40
Nasdaq Pharmaceutical	100.00	102.19	146.36	329.21	277.12	162.76

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Board Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

Certain Relationships and Related Transactions

The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of directors, officers and other agents of the Company. Each of the current directors, and certain officers and agents of the Company have entered into separate indemnification agreements with the Company.

Board Audit Committee Report

The Audit Committee of the Board of Directors (the "Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors. The members of the Committee are Dr. Itri, Mr. Gilburne and Mr. Taylor.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement of Accounting Standard 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors' independence.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held five meetings during fiscal 2002.

In reliance on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the SEC. The Audit Committee has selected the Company's independent auditors.

Miles Gilburne
Loretta Itri, M.D.
Craig Taylor

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and Section 16 officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the United States Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that, during the period from July 1, 2001 to June 30, 2002, all officers, directors and beneficial owners of more than ten percent of the outstanding Common Stock complied with all Section 16(a) requirements.

STOCK OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of September 30, 2002 by (i) all persons who are beneficial owners of more than five percent of the Company's Common Stock, (ii) each director and nominee for director, (iii) each of the Named Executive Officers in the Summary Compensation Table above and (iv) all current directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock subject to options or convertible securities that are currently exercisable or convertible or that will become exercisable or convertible within the next 60 days are deemed to be beneficially owned by the person holding such option or convertible security for computing the percentage ownership of such person (and are treated as outstanding for such purpose) but are not treated as outstanding for computing the percentage of any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based upon such information furnished by such owners, have sole voting and investment power with respect to such shares, subject to community property laws where applicable.

Name	Number of Shares Beneficially Owned	Percent of Total Shares Outstanding (1)(2)
Wellington Management Company, LLP (3) 75 State Street, Boston, MA 02109	1,973,000	12.2%
Perry Corporation (4) 599 Lexington Avenue, New York, NY 10022	956,900	5.9%
BVF Inc. and affiliated funds (5) 227 West Monroe Street, Suite 4800 Chicago, IL 60606	920,700	5.7%
Joseph L. Harrosh (6) 40900 Grimmer Blvd., Fremont CA 94538	894,000	5.5%
Richard A. Miller, M.D. (7)	762,115	4.6%
Craig C. Taylor (8)	140,252	*
Miles R. Gilburne (9)	104,000	*
Richard M. Levy, Ph.D. (10)	15,000	*
William R. Rohn (11)	14,000	*
Loretta M. Itri, M.D. (12)	2,000	*
Marc L. Steuer (13)	326,335	2.0%
Cynthia J. Ladd (14)	68,950	*
Timothy G. Whitten (15)	34,125	*
Hugo Madden, Ph.D. (16)	86,417	*
All current executive officers and directors as a group (13 persons) (17)	1,304,221	8.1%

__________

* Less than 1%.

  Percentage of beneficial ownership is calculated based on 16,187,796 shares of Common Stock that were outstanding as of September 30, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes sole or shared voting or investment power with respect to securities.

  This table is based upon information supplied to the Company by executive officers, directors and principal stockholders. The address of each officer and director identified in this table is that of the Company's executive offices, 995 East Arques Avenue, Sunnyvale, CA 94085.

  Based solely upon Amendment No. 4 to Schedule 13G, filed February 12, 2002 by Wellington Management Company, LLP ("Wellington"). Wellington and its wholly owned subsidiary, Wellington Trust Company NA, have shared voting power with respect to 1,139,000 shares and shared dispositive power with respect to all shares. Wellington, in its capacity as investment advisor, may be deemed to beneficially own the shares, which are held of record by its clients. The clients have the right to receive dividends on, and proceeds from the sale of, the shares.

  Based solely upon Report on Form 13F, filed June 30, 2002 by Perry Corporation.

  Based solely upon Schedule 13G, filed July 22, 2002 by Biotechnology Value Fund, L.P. ("BVF"); Biotechnology Value Fund II, L.P. ("BVF2"); BVF Investments, L.L.C. ("Investments"); BVF Partners L.P. ("Partners"); and BVF Inc. ("BVF Inc."). BVF Inc. and Partners share voting and dispositive power over all shares. Includes: (i) 281,450 shares as to which BVF, Partners and BVF Inc. have shared voting and dispositive power; (ii) 175,000 shares as to which BVF2, Partners and BVF Inc. have shared voting and dispositive power; (iii) 425,750 shares as to which Investments, Partners and BVF Inc. have shared voting and dispositive power; and (iv) an additional 38,500 shares held in managed accounts as to which Partners and BVF Inc. have shared voting and dispositive power. None of the managed accounts individually owns more than 5% of the common stock of Pharmacyclics.

  Based solely upon Schedule 13G, filed March 5, 2002, by Mr. Harrosh.

  Includes 13,334, 13,334, and 258,113 shares held in trust for Jordan Andrew Miller, Jared David Miller and the Miller-Horning Trust, respectively. Also includes options that will be vested and exercisable for 477,334 shares within 60 days of September 30, 2002.

  Includes 75,185 shares held by Mr. Taylor, 16,667 shares held by AMC Partners '89 L.P., of which Mr. Taylor is a general partner, 1,700 shares held by Mr. Taylor's son and 1,700 shares held by Mr. Taylor's daughter. Mr. Taylor disclaims beneficial ownership of the shares held by his children and of the shares held by AMC Partners '89 L.P. Also includes options that will be vested and exercisable for 45,000 shares within 60 days of September 30, 2002.

  Includes 90,000 shares held by Mr. Gilburne and options that will be vested and exercisable for 14,000 shares within 60 days of September 30, 2002.

  Includes 1,000 shares held in trust for the Richard M. Levy and Susan J. Levy Trust dated 05/01/85 and options that will be vested and exercisable for 14,000 shares within 60 days of September 30, 2002.

  Represents options that will be vested and exercisable for 14,000 shares within 60 days of September 30, 2002.

  Represents options that will be vested and exercisable for 2,000 shares within 60 days of September 30, 2002.

  Represents options that will be vested and exercisable for 326,335 shares within 60 days of September 30, 2002.

  Includes 200 shares held by Ms. Ladd and options that will be vested and exercisable for 68,750 shares within 60 days of September 30, 2002.

  Includes 1,000 shares held by Mr. Whitten and options that will be vested and exercisable for 33,125 shares within 60 days of September 30, 2002.

  Represents options that will be vested and exercisable for 86,417 shares within 60 days of September 30, 2002.

  Includes options that will be vested and exercisable for 1,375,997 shares within 60 days of September 30, 2002.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Under the current rules of the United States Securities and Exchange Commission, the deadline for stockholders to submit proposals to be considered for possible inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders is July 4, 2003. Such proposals may be included in next year's Proxy Statement if they are received at the Company's principal executive offices prior to the deadline and comply with certain rules and regulations promulgated by the United States Securities and Exchange Commission.

If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2003 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, under Article II, Section 2 of the Company's Bylaws, the stockholder must give advance notice to the Company not later than September 12, 2003 or earlier than August 13, 2003 (unless next year's annual meeting is more than 30 days before or 60 days after the anniversary of the date of this year's meeting) in order to be timely and properly brought before the meeting. Such notice must contain: description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (3) the class and number of shares of the Company which are beneficially owned by the stockholder, (4) any material interest of the stockholder in such business, and (5) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. If a stockholder fails to give notice of such a proposal during the period specified in the Bylaws, or fails to meet any of the other requirements, the stockholder proposal may not be raised at the Company's year 2003 annual meeting.

The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

ANNUAL REPORT

A copy of the Annual Report of the Company for the fiscal year ended June 30, 2002 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material.

FORM 10-K

The Company filed an Annual Report on Form 10-K (the "Form 10-K") with the Securities and Exchange Commission. A copy of the Form 10-K has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Stockholders may obtain additional copies of the Form 10-K, without charge, by writing to Leiv Lea, Pharmacyclics, Inc., 995 East Arques Avenue, Sunnyvale, California 94085.

OTHER MATTERS

The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

THE BOARD OF DIRECTORS

Dated: November 1, 2002

APPENDIX A

PHARMACYCLICS, INC.

Annual Meeting of Stockholders, December 11, 2002

This Proxy is Solicited on Behalf of the Board of Pharmacyclics, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held December 11, 2002 and the Proxy Statement and appoints Richard A. Miller, M.D. and Cynthia J. Ladd and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Pharmacyclics, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Four Points by Sheraton, Sunnyvale, 1250 Lakeside Drive, Sunnyvale, California 94085 on Wednesday, December 11, 2002 at 12:00 P.M. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

X	Please mark votes as in this example.

The Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR the other proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed below and IN FAVOR OF the other proposals.

1.

To elect the following directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified: Nominees: (01) Miles R. Gilburne, (02) Loretta M. Itri, M.D., (03) Richard M. Levy, Ph.D., (04) Richard A. Miller, M.D., (05) William R. Rohn, (06) Craig C. Taylor.

______________________________________ For all nominees except as noted above	FOR	WITHHELD

2. FOR	AGAINST	ABSTAIN

To approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") in order to increase the total number of shares of common stock authorized for issuance over the term of the Purchase Plan by an additional 200,000 shares.

3. FOR	AGAINST	ABSTAIN	To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending June 30, 2003.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Please sign your name(s) exactly as it appears on the share certificate(s) over which you have voting authority.

Signature: __________________________________     Date: _______        Signature: __________________________________     Date: _______

APPENDIX B

PHARMACYCLICS, INC

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated on December 17, 1997)

    PURPOSE

    This Pharmacyclics, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of the Corporation and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Corporation through participation in a plan designed to qualify as an employee stock purchase plan under Section 423 of the Code.

    DEFINITIONS

    For purposes of administration of the Plan, the following terms shall have the meanings indicated:

    Board means the Board of Directors of the Corporation.

    Code means the Internal Revenue Code of 1986, as amended.

    Common Stock means shares of the Corporation's common stock.

    Corporate Affiliate means any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Time.

    Corporation means Pharmacyclics, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Pharmacyclics, Inc. which shall by appropriate action adopt the Plan.

    Effective Time means the time at which the Underwriting Agreement for the initial public offering of the Common Stock is executed and finally priced. The initial offering period under the Plan shall start at the time of such execution and pricing of the Underwriting Agreement. Any Corporate Affiliate which becomes a Participating Corporation in the Plan after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

    Eligible Earnings means the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate, plus (iii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, Eligible Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.

    Eligible Employee means any person who is on a regular basis expected to work more than twenty (20) hours per week for more than five (5) months per calendar year for the Corporation or any other Participating Corporation as an employee for earnings considered wages under Section 3121(a) of the Code.

    Entry Date means the date an Eligible Employee first joins the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

    Fair Market Value means, for the Effective Time at which the initial offering period under the Plan begins, the price per share at which the Common Stock is to be sold in the initial public offering of the Common Stock pursuant to the Underwriting Agreement. For any subsequent date under the Plan on which the Common Stock is registered under Section 12(g) of the 1934 Act and traded on the open market, Fair Market Value means the closing selling price per share of the Common Stock on such date, as officially quoted on the principal securities exchange on which the Common Stock is at the time traded or, if not traded on any securities exchange, the closing selling price per share of the Common Stock on such date, as reported on the Nasdaq National Market. If there are no sales of the Common Stock on such day, then the closing selling price per share on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value.

    1933 Act means the Securities Act of 1933, as amended.

    1934 Act means the Securities Exchange Act of 1934, as amended.

    Participant means any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

    Participating Corporation means the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan, as of the Effective Time, are listed in attached Schedule A.

    Plan Administrator shall have the meaning given such term in Article 111.

    Semi-Annual Entry Date means the first business day of May and November each calendar year within an offering period in effect under the Plan. The earliest SemiAnnual Entry Date under the Plan shall be the Effective Time.

    Semi-Annual Period of Participation means each semi-annual period for which the Participant actually participates in an offering period in effect under the Plan. There shall be a maximum of four (4) semi-annual periods of participation within each offering period. The first such semi-annual period (which may actually be more or less than six (6) months for the initial offering period) shall extend from the Effective Time through the last business day in April 1996. Subsequent semi-annual periods shall be measured from the first business day of November to the last business day of April and from the first business day of May to the last business day of October.

    Semi-Annual Purchase Date means the last business day of April and October each calendar year on which shares of Common Stock are automatically purchased for Participants under the Plan. The initial Semi-Annual Purchase Date shall be April 30, 1996.

    ADMINISTRATION

    The Plan shall be administered by a committee of two (2) or more nonemployee Board members appointed by the Board (the "Plan Administrator"). The Plan Administrator shall have sole and exclusive authority to administer the Plan, interpret and construe any provision of the Plan and adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

    OFFERING PERIODS

    A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Subsection I of Article VII, Subsection A of Article IX or Subsection B of Article X.

    B. Each offering period shall have a maximum duration of twenty-four (24) months, except that the first offering period may have a duration of twenty-seven (27) months. The duration of each offering period shall be designated by the Plan Administrator prior to the start date. However, the initial offering period shall run from the Effective Time to the last business day of October 1997. The next offering period shall commence on the first business day of November 1997, and subsequent offering periods shall commence as designated by the Plan Administrator.

    C. The Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Entry Date on which such individual first joins the offering period in effect under the Plan and shall be automatically exercised in successive semi-annual installments on the last business day of April and October of each year. Accordingly, each purchase right may be exercised up to two (2) times each year it remains outstanding.

    D. No purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until such time as (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

    E. The Participant's acquisition of Common Stock under the Plan on any Semi-Annual Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Semi-Annual Purchase Date, whether within the same or a different offering period.

    ELIGIBILITY AND PARTICIPATION

    A. Each Eligible Employee of a Participating Corporation shall be eligible to participate in the Plan in accordance with the following provisions:

    - An individual who is an Eligible Employee on the start date of the initial offering period under the Plan shall be eligible to commence participation in that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period on which he/she remains an Eligible Employee. The date on which such individual first joins the offering period shall be deemed to be such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the initial offering period.

    - An individual who is an Eligible Employee on the start date of any subsequent offering period shall be eligible to commence participation in that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period on which he/she remains an Eligible Employee. The date on which such individual first joins the offering period shall become such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period.

    - An individual who first becomes an Eligible Employee after the start date of any offering period under the Plan may enter that offering period on the first Semi-Annual Entry Date within such offering period on which he/she is an Eligible Employee or on any subsequent Semi-Annual Entry Date within such offering period on which he/she remains an Eligible Employee. Such Semi-Annual Entry Date shall become such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period.

    B. In order to participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his/her scheduled Entry Date. However, for each Participant whose Entry Date is deemed to be the start date of the initial offering period, the requisite enrollment forms must be filed within ten (10) business days following such start date; otherwise, the Entry Date for that Participant shall be the first Semi-Annual Entry Date following the filing of such enrollment forms.

    C. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Eligible Earnings paid to the Participant during each Semi-Annual Period of Participation within the offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

    - The Participant may, at any time during a Semi-Annual Period of Participation, reduce his/her rate of payroll deduction to become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per SemiAnnual Period of Participation.

    - The Participant may, prior to the commencement of any new SemiAnnual Period of Participation within the offering period, increase the rate of his/her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the first day of the first Semi-Annual Period of Participation following the filing of such form.

    D. Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Section VII below.

    STOCK SUBJECT TO PLAN

    A. The Common Stock purchasable by Participants under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 100,000 shares (subject to adjustment under Section VI.B below).

    B. In the event any change is made to the Corporation's outstanding Common Stock by reason of any stock dividend, stock split, exchange or combination of shares, recapitalization or any other change affecting the Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable in the aggregate over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant on any one (1) Semi-Annual Purchase Date and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

    PURCHASE RIGHTS

    Each Eligible Employee who participates in the Plan for a particular offering period shall have the right to purchase shares of Common Stock, in a series of successive semi-annual installments during such offering period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

    A. Purchase Price. Common Stock shall be purchasable on each Semi-Annual Purchase Date within the offering period at a purchase price equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share on that Semi-Annual Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause (i) amount shall in no event be less than the Fair Market Value of the Common Stock on the start date of that offering period.

    B. Number of Purchasable Shares. The number of shares purchasable per Participant on each Semi-Annual Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Semi-Annual Period of Participation ending with that Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) by the purchase price in effect for the Semi-Annual Purchase Date (as determined in accordance with Subsection A above). However, the maximum number of shares of Common Stock purchasable per Participant on any Semi-Annual Purchase Date shall not exceed One Thousand (1,000) shares, subject to periodic adjustment under Section VI.B.

    Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any of its Corporate Affiliates.

    C. Payment. Payment for Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin with the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. However, for each Participant whose Entry Date is deemed to be the start date of the initial offering period, payroll deductions shall begin with the first pay day occurring more than five (5) days after his/her filing of the requisite enrollment forms. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the outstanding balance credited to such account. The amounts collected from a Participant will not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

    D. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

    - A Participant may, at any time on or before the fifth (5th) business day preceding the next Semi-Annual Purchase Date, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate). No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the Semi-Annual Purchase Date immediately following such termination If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

    - The termination of such purchase right shall be irrevocable, and a Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of a new stock purchase agreement and enrollment form) on or before the date he or she is first eligible to join the new offering period.

    - Should a Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his/her purchase right remains outstanding, then that purchase right shall immediately terminate, and such individual (or the personal representative of the estate of a deceased Participant) shall have the following election with respect to the payroll deductions made to date in the Semi-Annual Period of Participation in which such cessation of Eligible Employee status occurs:

    1) to withdraw all of those deductions, or

    2) to have such funds held for the purchase of shares on the next Semi-Annual Purchase Date.

    If no such election is made within the thirty (30)-day period following such cessation of Eligible Employee status or (if earlier) prior to the next Semi-Annual Purchase Date, then the collected payroll deductions shall be refunded as soon as possible. In no event, however, may any payroll deductions be made on the Participant's behalf following his/her cessation of Eligible Employee status.

    E. Stock Purchase. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions in Subsection D above) on each Semi-Annual Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions for the Semi-Annual Period of Participation ending on such Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares imposed under Subsection B of this Article VII) at the purchase price in effect for that Semi-Annual Purchase Date. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock on the next Semi-Annual Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Semi-Annual Purchase Date shall be promptly refunded to the Participant.

    F. Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

    G. Rights as Stockholder. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

    A Participant shall be entitled to receive, as soon as practicable after each Semi-Annual Purchase Date, a stock certificate for the number of shares purchased on the Participant's behalf. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Alternatively, the Participant may request the issuance of such certificate in "street name" for immediate deposit in a Corporation designated brokerage account.

    H. Assignability. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

    I. Beneficiary Designation. A Participant may file a written beneficiary designation indicating the person entitled to receive any shares purchased or purchasable on the Participant's behalf at the time of his/her death or to obtain a cash refund of any existing payroll deductions held on the deceased Participant's behalf under the Plan. Such beneficiary designation may be changed by the Participant at any time by filing the appropriate form with the Plan Administrator. In the event there is no validly-designated beneficiary under the Plan living at the time of the Participant's death, the Corporation shall deliver such shares and/or cash refund to the executor or administrator of the Participant's estate or, if (to the knowledge of the Corporation) no such executor or administrator has been appointed, the Corporation shall deliver such shares and/or cash refund to the Participant's spouse or if no spouse is living, to the children of the Participant in equal shares.

    J. Change in Ownership. Should any of the following transactions (a "Change in Ownership") occur during the offering period:

    - a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

    - the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

    - any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, then all outstanding purchase rights under the Plan shall automatically be exercised, immediately prior to the effective date of such Change in Ownership, by applying the payroll deductions of each Participant for the Semi-Annual Period of Participation in which such Change in Ownership occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the Fair Market Value of the Common Stock on the Participant's Entry Date into the offering period in which such Change in Ownership occurs or (ii) the Fair Market Value of the Common Stock immediately prior to the effective date of such Change in Ownership. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value of the Common Stock on such start date.

    The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Change in Ownership, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

    ACCRUAL LIMITATIONS

    A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or its Corporate Affiliates, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

    B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

    - The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each such installment on the last business day of each Semi-Annual Period of Participation for which the right remains outstanding.

    - No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value on the date or dates of grant) for each calendar year during which one (1) or more of those purchase rights were at any time outstanding.

    - If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

    C. In the event there is any conflict between the provisions of this Article VIII and one (1) or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

    AMENDMENT AND TERMINATION

    A. The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi-Annual Period of Participation. However, the Board may not, without the approval of the Corporation's stockholders:

    - materially increase the maximum number of shares issuable under the Plan or the maximum number of shares purchasable per Participant on any one (1) Semi-Annual Purchase Date, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Corporation's capital structure pursuant to Subsection B of Article VI; or

    - alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Plan; or

    - materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

    B. The Corporation shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Semi-Annual Period of Participation. Should the Corporation elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

    GENERAL PROVISIONS

    A. The Plan was adopted by the Board on August 2, 1995 and became effective at the Effective Time. On September 11, 1997 the Plan was amended and restated by the Board to increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan by 50,000 shares. The increase was approved by the stockholders at the 1997 Annual Meeting.

    B. The Plan shall terminate upon the earlier of (i) the last business day in October, 2005, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, or (iii) the date the Board terminates the Plan.

    C. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

    D. Neither the action of the Corporation in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Corporation or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

    E. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

Schedule A

Corporations Participating in
Employee Stock Purchase Plan
As of the Effective Time

Pharmacyclics, Inc.